                                                                    EXHIBIT 23.1


                                    CONSENT


     We hereby consent to the references to this firm and our opinions in, and the inclusion of our opinions as exhibits to: the Registration Statement on Form SB-2 filed by DutchFork Bancshares, Inc. (the "Company"), and all amendments thereto; in the Form H-(e)1-S for the Company, and all amendments thereto; and in the Application for Conversion on Form AC filed by Newberry Federal Savings Bank (the "Bank"), and all amendments thereto, relating to the conversion of the Bank from a federally-chartered mutual savings bank to a federally-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to the Company, a holding company formed for such purpose, and the offering of the Company's common stock.



                              /s/ Muldoon, Murphy & Faucette LLP
                              ----------------------------------
                              MULDOON, MURPHY & FAUCETTE LLP



Dated this 25th day of
April 2000